As filed with the Securities and Exchange Commission on May 27, 2004

Registration No. 333-112839

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 5
to
Form S-11

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Global Signal Inc.

(Exact name of registrant as specified in its governing instruments)

301 North Cattlemen Road
Suite 300
Sarasota, Florida 34232
(941) 364-8886

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Stephen W. Crawford
Secretary
Global Signal Inc.
Suite 300
301 North Cattlemen Road
Sarasota, Florida 34232
(941) 364-8886

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phyllis G. Korff
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036-6522
(212) 735-3000

Richard D. Truesdell, Jr.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$25,340
National Association of Securities Dealers, Inc. fees	20,500
NYSE listing fee	238,600
Printing and engraving expenses	350,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	1,000,000
Miscellaneous	65,560
Total	$2,700,000

*	To be provided by amendment.

Item 32.    Sales to Special Parties.

Not applicable.

Item 33.    Recent Sales of Unregistered Securities.

The following is a summary of transactions by us involving sales of our securities that were not registered under the Securities Act during the last three years preceding the date of this registration statement:

In November 2002, in connection with our reorganization, we cancelled our former notes, old common stock and stock options. Pursuant to our reorganization plan, we issued 41,000,000 shares of common stock and warrants to purchase 1,229,850 shares of our common stock that are presently exercisable through October 31, 2007 at an exercise price of $10 per share. As of May 17, 2004, warrants to purchase 616,066 shares of common stock have been exercised. Shares of our common stock were issued in connection with the cancellation of our senior notes and pursuant to a $205.0 million equity investment made by Fortress and Greenhill and those senior noteholders who elected shares of our common stock in lieu of cash. Under the prearranged plan of reorganization, Fortress and Greenhill purchased 22,526,598 shares of common stock for an aggregate purchase price of $112.6 million and elected to receive an additional 9,040,166 shares of common stock in lieu of $45.2 million of cash for the 10% senior notes due 2008 ("senior notes") they held making their total investment in the company in connection with the reorganization $157.8 million (before Fortress' stock purchase from Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., and Whitecrest Partners, L.P., affiliates of Abrams Capital LLC, our third largest stockholder, warrant exercise and the return of capital arising from the February 5, 2004 special distribution and the April 22, 2004 ordinary dividend). Other senior noteholders entitled to receive $47.2 million of cash elected to receive 9,433,296 shares of common stock in lieu of cash, making the total equity investment $205.0 million. The warrants were issued in cancellation of the 5½% convertible subordinated notes due 2007, to former stockholders with the receipt of certain releases and to plaintiffs in the settlement of a stockholder class action. Fortress was issued 24,381,646 shares and 418,050 warrants exercisable at $10 pursuant to its equity investment and the cancellation of its senior and convertible notes. On April 5, 2004, Fortress exercised all of its warrants for 418,050 shares of common stock, at an exercise price of $8.53 per share of common stock. Greenhill was issued 8,422,194 shares pursuant to its equity investment and the cancellation of its senior notes. The 18,473,402 shares of our common stock issued to holders of our senior notes in consideration for the cancellation of the notes, and the 1,229,850 warrants and the 615,776 shares of common stock issued pursuant to the exercise of warrants were issued pursuant to an exemption from registration under the Securities Act in reliance on the provisions of Section 1145 of the United States Bankruptcy Code. The 22,526,598 shares of our common stock issued pursuant to the $112.6 million equity investment made by Fortress and Greenhill were issued in a private transaction, entered into in connection with our reorganization plan, exempt from registration under the Securities Act by virtue of the exemption provided under Section 4(2) of the Securities Act.

From November 1, 2002 through May 17, 2004, we granted options, net of forfeitures, to purchase a total of 1,835,038 shares of common stock at an exercise price of $4.26 per share, 2,040,038 options to purchase shares of common stock at an exercise price of $8.53 per share and 615,000 options to purchase shares of common stock at an exercise price of either the offering price of the shares in this offering or $25 if this offering is not consummated by December 31, 2004. These options were granted to employees and directors under our stock option plan. This includes options to purchase 820,000 shares of our common stock granted to Mr. Kevin Czinger, a former employee of Fortress Capital Finance LLC, who served on our board of directors from January 2003 until February 2004, and provided financial advisory services to us through March 2004. Of these options, 30% vested on January 9, 2003, 30% was scheduled to vest on December 31, 2004, and the remaining 40% was scheduled to vest on December 31, 2005. Half the options had an exercise price of $5 per share and the remainder have an exercise price of $10 per share. Pursuant to the terms of our stock option plan, the exercise price of the then outstanding options was adjusted from $10 to $8.53 per share and from $5 to $4.26 per share, due to the special distribution declared and paid to our stockholders on February 5, 2004. We terminated Mr. Czinger's agreement to provide financial advisory services in March 2004 and the vesting of the outstanding options was modified. Following this modification, he is entitled to exercise 246,000 shares at an exercise price of $4.26 per share and 246,000 shares at an exercise price of $8.53 per share until December 31, 2004. The remaining options to acquire 328,000 shares expired upon his termination pursuant to the terms of the award. These grants were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act.

In March 2004, in connection with this offering and for purposes of compensating Fortress and Greenhill for their successful efforts in raising capital for us, we granted options to FRIT PINN LLC and Greenhill, or affiliates of such entities, to purchase shares of our common stock equal to an aggregate of 10% of the number of shares to be issued in this offering in the following amounts (1) for FRIT PINN LLC (or its affiliates), the right to acquire 560,000 shares which is equal to 8% of the number of shares to be issued in this offering (644,000 if the underwriters exercise their overallotment option in full) and (2) for Greenhill (or its affiliate), the right to acquire 140,000 shares which is equal to 2% of the number of shares to be issued in this offering at an exercise price per share equal to the initial public offering price of the shares in this offering (161,000 if the underwriters exercise their overallotment option in full). All of the options are immediately vested and exercisable and will remain exercisable for ten years. These grants were made in a private transaction exempt from registration under the Securities Act by virtue of the exemption provided under Section 4(2) of the Securities Act.

As part of the compensation package for our directors we will grant 5,000 shares pursuant to our Omnibus Stock Incentive Plan to each of Messrs. Robert H. Gidel, Douglas L. Jacobs, Howard Rubin and Mark Whiting on the first day following the consummation of this offering. These grants will be made in a private transaction exempt from registration under the Securities Act by virtue of the exemption provided under Section 4(2) of the Securities Act.

On March 15, 2004 we issued 222,713 shares of our common stock to Mr. W. Scot Lloyd pursuant to an exercise of stock options granted to him under our stock option plan prior to the termination of his employment on January 16, 2004. In addition, on April 8, 2004, we issued 15,376 shares of our common stock to Mr. Paul Nussbaum, pursuant to an exercise of stock options granted to him under our stock option plan prior to the termination of his employment on February 3, 2004. The shares of common stock issued to Mr. Lloyd and Mr. Nussbaum were exempt from the registration requirements of the Securities Act pursuant to Rule 701 under the Securities Act.

Item 34.    Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, as amended, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (1) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (2) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Our amended and restated certificate of incorporation states that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as director, except for breaches of the duty of loyalty, and for acts or omissions in bad faith or involving intentional misconduct or knowing violation of law. Directors are also not exempt from liability for any transaction from which he or she derived an improper personal benefit, or for violations of Section 174 of the Delaware Corporation Law. To the maximum extent permitted under Section 145 of the Delaware Corporation Law, our amended and restated certificate of incorporation authorizes us to indemnify any and all persons whom we have the power to indemnify under the law.

Our amended and restated bylaws indemnify, to the fullest extent permitted by the Delaware Corporation Law, each person who was or is made a party or is threatened to be made a party in any legal proceeding by reason of the fact that he or she is or was our director or officer. However, such indemnification is permitted only if such person acted in good faith, lawfully and not against our best interests. Indemnification is authorized on a case-by-case basis by (1) our board of directors by a majority vote of disinterested directors, (2) by a committee of the disinterested directors, (3) by independent legal counsel in a written opinion if (1) and (2) are not available, or if disinterested directors so direct, or (4) by the stockholders. Indemnification of former directors or officers shall be determined by any person authorized to act on the matter on our behalf. Expenses incurred by a director or officer in defending against such legal proceedings are payable before the final disposition of the action, provided that the director or officer undertakes to repay us if later determined that he or she is not entitled to indemnification.

We have entered into indemnification agreements (the "Indemnification Agreements") with certain of our directors and officers (individually, the "Indemnitee"). The Indemnification Agreements, among other things, provide for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated by-laws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The Indemnification Agreements provide for the advancement or payment of all expenses to the Indemnitee and for reimbursement to us if it is found that such Indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated by-laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We maintain directors' and officers' liability insurance for our officers and directors.

The partnership agreement of Global Signal OP provides that neither we, as special limited partner, nor Global Signal GP LLC, as managing general partner, nor any of our directors and officers or the directors and officers of Global Signal GP are liable to the partnership or to any of its partners as a result of errors in judgment or mistakes of fact or law or of any act or omission, if we, Global Signal GP, our director or our officer or a director or our officer of Global Signal GP act in good faith.

In addition, the partnership agreement requires our operating partnership to indemnify and hold us, as special limited partner, and our directors, officers and any other person we designate, and Global Signal GP LLC, as managing general partner, and its directors, officers and any other person it designates from and against any and all claims arising from operations of the operating partnership in which any such indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	indemnitee acted with willful misconduct or a knowing violation of the law, or

•	the indemnitee actually received an improper personal benefit in violation or breach of any provision of the Partnership Agreement,

The partnership agreement provides that no indemnitee may subject any partner of our operating partnership to personal liability with respect to the indemnification obligation.

Item 35.    Treatment of Proceeds From Stock Being Registered.

Not applicable.

Item 36.    Financial Statements and Exhibits.

(a)	The following financial statements are being filed as part of this registration statement:

Pro Forma Condensed Consolidated Financial Statements (unaudited):
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2004 (unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2003 (unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2004
Notes to the Pro Forma Condensed Consolidated Financial Statements (unaudited)

Consolidated Financial Statements:
Report of Independent Certified Public Accountants
Consolidated Balance Sheets at December 31, 2003 and 2002
Consolidated Statements of Operations for the year ended December 31, 2003, the two months ended December 31, 2002, the ten months ended October 31, 2002 and year ended December 31, 2001
Consolidated Statement of Stockholders' Equity for the year ended December 31, 2003, the two months ended December 31, 2002, the ten months ended October 31, 2002 and year ended December 31, 2001

Consolidated Statements of Cash Flow for the year ended December 31, 2003, the two months ended December 31, 2002, the ten months ended October 31, 2002 and year ended December 31, 2001
Notes to Consolidated Financial Statements

Condensed Consolidated Interim Financial Statements (unaudited):
Condensed Consolidated Balance Sheets as of December 31, 2003 and March 31, 2004 (unaudited)
Condensed Consolidated Statements of Operations for the three months ended March 31, 2003 and 2004 (unaudited)
Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2003 (unaudited)
Condensed Consolidated Statement of Stockholders' Equity for the three months ended March 31, 2004 (unaudited)
Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 2003 and 2004 (unaudited)
Notes to Unaudited Condensed Consolidated Interim Financial Statements
Financial Statements of Tower Ventures:
Report of Independent Certified Public Accountants
Statements of Revenue and Certain Expenses for the year ended December 31, 2003 and the three months ended March 31, 2004 (unaudited)
Notes to Statements of Revenue and Certain Expenses

Schedules:
Report of Independent Certified Public Accountants on Schedules
Schedule I Condensed Financial Information of Registrant
Schedule II Valuation and Qualifying Accounts and Reserves

(b)	The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
2.1	Order Confirming Second Amended Joint Plan of Reorganization of Pinnacle Towers III Inc., Pinnacle Holdings Inc., Pinnacle Towers Inc. and Pinnacle San Antonio LLC, dated October 9, 2002**
2.2	First Amended Joint Plan of Reorganization of Pinnacle Holdings Inc., Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC, dated June 27, 2002**
2.3	Amendment to Debtors' First Amended Disclosure Statement and First Amended Joint Plan of Reorganization, dated September 18, 2002**
2.4	Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of April 22, 2004.†**
3.1	Amended and Restated Certificate of Incorporation of the Registrant**
3.2	Certificate of Amendement of Amended and Restated Certificate of Incorporation**
3.3	Amended and Restated Bylaws of the Registrant**
4.1	Form of Certificate for common stock**
4.2	Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal Inc., Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P. and its related partnerships named therein, Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein**

Exhibit Number	Description
4.3	Warrant Agreement between Pinnacle Holdings Inc. and Wachovia Bank, N.A., dated November 1, 2002**
5.1	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the common stock**
8.1	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
8.2	Opinion of Holland & Knight LLP**
10.1	Master Antenna Lease by and between Pinnacle Towers Inc. and Arch Wireless Holdings, Inc., dated May 24, 2002**†
10.2	Amended and Restated Loan and Security Agreement dated February 5, 2004 between Pinnacle Towers Inc. and any other Borrowers may become a party hereto and Towers Finco LLC**
10.3	Credit Agreement dated October 29, 2003 between Pinnacle Towers Acquisition Inc. and Morgan Stanley Asset Funding Inc.**
10.4	Amendment No. 1 to Credit Agreement, dated February 6, 2004 between Pinnacle Tower Acquisitions Inc. and Morgan Stanley Asset Funding Inc.**
10.4.1	Amendment No. 2 to Credit Agreement, dated May 11, 2004 between Pinnacle Tower Acquisition Holdings LLC and Morgan Stanley Asset Funding Inc.**
10.5	Limited Guarantee, dated October 29, 2003, made by each Guarantor in favor of Morgan Stanley Mortgage Asset Funding Inc.**
10.6	Guarantee Supplement and Amendment No. 1 to Guarantee, dated February 6, 2004 made by Global Signal Inc. in favor of Morgan Stanley Asset Funding Inc.**
10.6.1	Guarantee Supplement and Amendment No. 2 to Guarantee, dated May 11, 2004 made by Global Signal Inc. in favor of Morgan Stanley Asset Funding Inc.**
10.7	Securities Purchase Agreement among Pinnacle Holdings Inc., Pinnacle Towers Inc. and the Investors named therein, dated April 25, 2000**
10.8	Executive Employment Agreement between David J. Grain and Pinnacle Holdings Inc., dated January 31, 2003**
10.9	Agreement and General Release between Steven R. Day and Pinnacle Holdings Inc., dated January 31, 2003**
10.10	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings Inc. and William T. Freeman, dated August 22, 2003**
10.11	Employment Agreement among William T. Freeman, Pinnacle Holdings Inc. and Pinnacle Towers Inc., dated August 19, 2003**
10.12	Employment Agreement between Jeffrey Langdon and Pinnacle Holdings Inc., dated February 26, 2003**
10.13	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings Inc. and Jeffrey Langdon**
10.14	Consent to Change in Employment Arrangements with Stephen W. Crawford, dated July 15, 2003**
10.15	Employment Offer Letter from Pinnacle Towers Inc. to Stephen W. Crawford, dated May 13, 2003**
10.16	Employment Offer Letter from Pinnacle Towers Inc. to Massoud Sedigh, dated April 30, 2003**
10.17	Consent to Change in Employment Arrangements with Massoud Sedigh, dated July 15, 2003**

Exhibit Number	Description
10.18	Employment Agreement between Ronald G. Bizick, II and Pinnacle Holdings Inc., dated November 26, 2003**
10.19	Employment Agreement between W. Scot Lloyd and Pinnacle Holdings Inc., dated November 25. 2002**
10.20	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings Inc., and W. Scott Lloyd, dated July 15, 2003**
10.21	Assignment and Assumption Agreement between Pinnacle Towers Inc., Global Signal Inc. and Global Signal Services LLC, dated February 5, 2004**
10.22	Global Signal Inc. Omnibus Stock Incentive Plan**
10.23	Securities and Exchange Commission Settlement Order, dated December 6, 2001**
10.24	Stipulation and Agreement of Settlement, dated September 19, 2002 and Order and Final Judgment, dated February 4, 2003**
10.25	Agreement of Limited Partnership of Global Signal Operating Partnership, L.P.**
10.26	Management Agreement between Pinnacle Towers Inc. and the subsidiaries listed on the signature pages, and Global Signal Services LLC, dated as of February 5, 2004**
10.27	Management Agreement between Pinnacle Towers Acquisition Inc. and Pinnacle Towers Inc., dated as of September 25, 2003**
10.28	Assignment and Assumption of Management Agreement between Pinnacle Towers Inc., and Global Signal Services LLC, dated February 5, 2004**
10.29	First Amendment to Management Agreement between Pinnacle Towers Acquisition Holdings LLC and Global Signal Services LLC, dated May 13, 2004**
10.30	Purchase Agreement between Pinnacle Towers Acquisition LLC and Hightower Communication Services, LLC, dated April 15, 2004**
10.31	Purchase Agreement between Pinnacle Towers Acquisition LLC and Skylink Properties, L.L.C., dated February 26, 2004**
12.1	Calculation of the non-GAAP Measurement Financial Ratios**
21.1	Subsidiaries of the Registrant**
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and Exhibit 8.1)*
23.3	Consent of Holland & Knight LLP**
24.1	Power of Attorney**

*	To be filed by amendment.

**	Previously filed.

†	Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.

Item 37.    Undertakings.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 5 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on May 27, 2004.

GLOBAL SIGNAL INC.
By: /s/ Wesley R. Edens
Name: Wesley R. Edens Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 5 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Wesley R. Edens	Chief Executive Officer and Chairman of the Board	May 27, 2004

Wesley R. Edens

*	President	May 27, 2004

David J. Grain

*	Executive Vice President, Chief Financial Officer, and Assistant Secretary	May 27, 2004

William T. Freeman

*	Controller	May 27, 2004

Camille Blommer

*	Director	May 27, 2004

David Abrams

*	Director	May 27, 2004

Robert H. Niehaus

*	Director	May 27, 2004

Robert H. Gidel

*	Director	May 27, 2004

Howard Rubin

*	Director	May 27, 2004

Mark Whiting

*	Director	May 27, 2004

Douglas L. Jacobs

* By: /s/ Wesley R. Edens

Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement**
2.1	Order Confirming Second Amended Joint Plan of Reorganization of Pinnacle Towers III Inc., Pinnacle Holdings Inc., Pinnacle Towers Inc. and Pinnacle San Antonio LLC, dated October 9, 2002**
2.2	First Amended Joint Plan of Reorganization of Pinnacle Holdings Inc., Pinnacle Towers Inc., Pinnacle Towers III Inc. and Pinnacle San Antonio LLC, dated June 27, 2002**
2.3	Amendment to Debtors' First Amended Disclosure Statement and First Amended Joint Plan of Reorganization, dated September 18, 2002**
2.4	Membership Interest Purchase Agreement by and among Pinnacle Towers Acquisition LLC, as Purchaser, and Billy Orgel, Lee Holland, Craig Weiss, Jay H. Lindy and Majestic Communications, Inc., as Sellers, dated as of April 22, 2004.**†
3.1	Amended and restated Certificate of Incorporation of the Registrant**
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation**
3.3	Amended and Restated Bylaws of the Registrant**
4.1	Form of Certificate for common stock**
4.2	Amended and Restated Investor Agreement dated as of March 31, 2004 among Global Signal Inc., Fortress Pinnacle Acquisition LLC, Greenhill Capital Partners, L.P., and its related partnerships name therein, and Abrams Capital Partners II, L.P. and certain of its related partnerships named therein, and other parties named therein**
4.3	Warrant Agreement between Pinnacle Holdings Inc. and Wachovia Bank, N.A., dated November 1, 2002**
5.1	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the validity of the common stock**
8.1	Form of opinion of Skadden, Arps, Slate, Meagher & Flom LLP**
8.2	Opinion of Holland & Knight LLP**
10.1	Master Antenna Lease by and between Pinnacle Towers Inc. and Arch Wireless Holdings, Inc., dated May 24, 2002**†
10.2	Amended and Restated Loan and Security Agreement dated February 5, 2004 between Pinnacle Towers Inc. and any other Borrowers may become a party hereto and Towers Finco LLC**
10.3	Credit Agreement dated October 29, 2003 between Pinnacle Towers Acquisition Inc. and Morgan Stanley Asset Funding Inc.**
10.4	Amendment No. 1 to Credit Agreement, dated February 6, 2004 between Pinnacle Tower Acquisitions Inc. and Morgan Stanley Asset Funding Inc.**
10.4.1	Amendment No. 2 to Credit Agreement, dated May 11, 2004 between Pinnacle Tower Acquisition Holdings LLC and Morgan Stanley Asset Funding Inc.**
10.5	Limited Guarantee, dated October 29, 2003, made by each Guarantor in favor of Morgan Stanley Mortgage Asset Funding Inc.**
10.6	Guarantee Supplement and Amendment No. 1 to Guarantee, dated February 6, 2004 made by Global Signal Inc. in favor of Morgan Stanley Asset Funding Inc.**
10.6.1	Guarantee Supplement and Amendment No. 2 to Guarantee, dated May 11, 2004 made by Global Signal Inc. in favor of Morgan Stanley Asset Funding Inc.**

Exhibit Number	Description
10.7	Securities Purchase Agreement among Pinnacle Holdings, Inc., Pinnacle Towers, Inc. and the Investors named therein, dated April 25, 2000**
10.8	Executive Employment Agreement between David J. Grain and Pinnacle Holdings, Inc., dated January 31, 2003**
10.9	Agreement and General Release between Steven R. Day and Pinnacle Holdings, Inc., dated January 31, 2003**
10.10	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings Inc. and William T. Freeman, dated August 22, 2003**
10.11	Employment Agreement among William T. Freeman, Pinnacle Holdings Inc. and Pinnacle Towers Inc., dated August 19, 2003**
10.12	Employment Agreement between Jeffrey Langdon and Pinnacle Holdings, Inc., dated February 26, 2003**
10.13	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings Inc. and Jeffrey Langdon**
10.14	Consent to Change in Employment Arrangements with Stephen W. Crawford, dated July 15, 2003**
10.15	Employment Offer Letter from Pinnacle Towers, Inc. to Stephen W. Crawford, dated May 13, 2003**
10.16	Employment Offer Letter from Pinnacle Towers, Inc. to Massoud Sedigh, dated April 30, 2003**
10.17	Consent to Change in Employment Arrangements with Massoud Sedigh, dated July 15, 2003**
10.18	Employment Agreement between Ronald G. Bizick, II and Pinnacle Holdings, Inc., dated November 26, 2003**
10.19	Employment Agreement between W. Scot Lloyd and Pinnacle Holdings, Inc., dated November 25. 2002**
10.20	Amendment to Stock Option Agreement, Consent to Plan Amendment and Acknowledgment of Employment Arrangements between Pinnacle Holdings, Inc., and W. Scott Lloyd, dated July 15, 2003**
10.21	Assignment and Assumption Agreement between Pinnacle Towers Inc., Global Signal Inc. and Global Signal Services LLC, dated February 5, 2004**
10.22	Global Signal Inc. Omnibus Stock Incentive Plan**
10.23	Securities and Exchange Commission Settlement Order, dated December 6, 2001**
10.24	Stipulation and Agreement of Settlement, dated September 19, 2002 and Order and Final Judgment, dated February 4, 2003**
10.25	Agreement of Limited Partnership of Global Signal Operating Partnership, L.P.**
10.26	Management Agreement between Pinnacle Towers Inc. and the subsidiaries listed on the signature pages, and Global Signal Services LLC, dated as of February 5, 2004**
10.27	Management Agreement between Pinnacle Towers Acquisition Inc. and Pinnacle Towers Inc., dated as of September 25, 2003**
10.28	Assignment and Assumption of Management Agreement between Pinnacle Towers Inc., and Global Signal Services LLC, dated February 5, 2004**

Exhibit Number	Description
10.29	First Amendment to Management Agreement between Pinnacle Towers Acquisition Holdings LLC and Global Signal Services LLC, dated May 13, 2004**
10.30	Purchase Agreement between Pinnacle Towers Acquisition LLC and Hightower Communication Services, LLC, dated April 15, 2004**
10.31	Purchase Agreement between Pinnacle Towers Acquisition LLC and Skylink Properties, L.L.C., dated February 26, 2004**
12.1	Calculation of the non-GAAP Measurement Financial Ratios**
21.1	Subsidiaries of the Registrant**
23.1	Consent of Ernst & Young LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and Exhibit 8.1)*
23.3	Consent of Holland & Knight LLP**
24.1	Power of Attorney**

*	To be filed by amendment.

**	Previously filed.

†	Certain information omitted pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.